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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               BROOKS AUTOMATION
                (Name of Registrant as Specified In Its Charter)

                                NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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[BROOKS AUTOMATION LOGO]                                    15 Elizabeth Drive
                                                          Chelmsford, MA 01824
                                                      Telephone:  978-262-2610
                                                            Fax:  978-262-2502
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Robert J. Therrien
President & Chief Executive Officer

May 7, 2002

Dear Mr. ____________________,

I wanted to communicate with you directly on the importance of voting in favor of Proxy Proposal Number 7. Some of my thoughts were covered in my letter to all shareholders dated May 2, 2002.

It is all about talent. Employees are the assets that drive shareholder value. The old economy was tangible asset driven. The new economy often referred to as the knowledge economy is talent or intangible asset driven. The approximately 3 to 1 ratio of tangible to intangible assets has reversed itself in transitioning to the knowledge economy. The recruitment and retention of talent, therefore, is a leading and critical part of the Brooks Automation business model. These resources are talented, few in number and difficult to find, therefore, they are expensive and not highly scalable in certain job classifications.

It is well understood that the effect of new products on future earnings growth is the key, however, we should not understate the importance of establishing a workforce and a culture that's driven to meet performance goals, schedule and costs. Maximizing productivity throughout the organization will lead to maximizing profit. Proposal Number 7 ensures that management is equipped with the right remuneration tools to successfully follow through on your vote in favor of this acquisition.

This management team is committed to building shareholder value. In my personal opinion, we don't manage the profits; we manage the business and it all starts with our people, their job satisfaction, security and remuneration in its various forms. Happy employees leads to happy customers leads to happy shareholders.

The key to understanding our need for your support of management on Proposal Number 7 is as follows:

     - We will be a bigger company after the acquisition with approximately double the number of current employees.

     -    Our request covers anticipated needs for the next 2 to 3 years.

     - The PRI options Brooks is assuming does not transfer any authorized but ungranted shares.

     -    We need the compensation tools to make the merger successful.

I will try to personally call you for further discussion.

Sincerely,

/s/ Robert J. Therrien
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Rober J. Therrien


Intelligence in Automation(TM)                                [ISO 9001 GRAPHIC]